Exhibit 99.1

nLIGHT, Inc. Announces Third Quarter 2020 Results
Revenues of $61.7 million and gross margin of 27.8% for the third quarter of 2020

VANCOUVER, Wash., November 5, 2020 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the third quarter of 2020.
“We delivered record quarterly revenues and exceeded the high-end of our third quarter outlook due to strong performance in each of our end markets and geographies,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Our third quarter results reflect the continued execution of our strategy to grow in aerospace and defense, which included new directed energy applications, and to increase sales to strategic industrial customers outside of China.

“Increased sales and a favorable mix resulted in higher gross margins and better overall profitability compared to the prior quarter,” continued Keeney. “While we remain concerned about the impact of the global COVID-19 pandemic and an uncertain macroeconomic environment, we continue to see strong demand from our customers globally in the fourth quarter.”

Third Quarter 2020 Financial Highlights

	Three Months Ended September 30,
(In thousands, except percentages)	2020	2019	% Change
Revenues	$61,732	$43,814	40.9%
Gross margin	27.8%	29.6%
Loss from operations	$(3,976)	$(696)	(471.3)%
Operating margin	(6.4)%	(1.6)%
Net loss	$(2,110)	$(778)	(171.2)%
Adjusted EBITDA(1)	$6,211	$2,696	130.4%
Adjusted EBITDA, as percentage of revenues	10.1%	6.2%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues of $61.7 million for the third quarter of 2020 were up 40.9% compared to $43.8 million for the third quarter of 2019. Gross margin was 27.8% for the third quarter of 2020 compared to 29.6% for the third quarter of 2019. GAAP net loss for the third quarter of 2020 was $(2.1) million, or net loss of $(0.05) per diluted share, compared to net loss of $(0.8) million, or net loss of $(0.02) per diluted share, for the third quarter of 2019. Non-GAAP net income for the third quarter of 2020 was $5.3 million, or non-GAAP net income of $0.12 per diluted share, compared to non-GAAP net income of $0.3 million, or non-GAAP net income of $0.01 per diluted share, for the third quarter of 2019. Reconciliations of the non-GAAP information provided here to the most directly comparable GAAP metric have been provided in the financial statement tables included in this release.

Outlook
For the fourth quarter of 2020, nLIGHT expects revenues to be in the range of $59 million to $65 million, gross margin to be in the range of 25% to 29%, and Adjusted EBITDA to be in the range of $3 million to $7 million.

Investor Conference Call at 2:00 p.m. Pacific Time, Wednesday, November 5, 2020

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Third Quarter 2020 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP financial measures presented herein are specific to us and may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income adjusted for income tax expense, other non-operating expense or income, interest expense or income, depreciation and amortization, stock-based compensation, acquisition and integration-related costs and other special items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other special items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by common weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period, if applicable.

Tables presenting the reconciliation of Adjusted EBITDA to net income (loss), as well as the reconciliation of non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, to net income (loss) and net income (loss) per share, basic and diluted, respectively, the two most directly comparable GAAP financial metrics, are included at the end of this press release.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA and our expectations regarding customer demand for our products, operating results, and financial position, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to: (1) the impact on our sales and operations of public health crises in China, the United States or internationally, including the COVID-19 pandemic, (2) our ability to generate sufficient revenues to achieve or maintain profitability in the future, (3) fluctuations in our quarterly results of operations and other operating measures, (4) downturns in the markets we serve could materially adversely affect our revenues and profitability, (5) our high levels of fixed costs and inventory levels may harm our gross profits and results of operations in the event that demand for our products declines or we maintain excess inventory levels, (6) the competitiveness of the markets for our products, (7) our substantial sales and operations in China, which expose us to risks inherent in doing business there, (8) the effect of current and potential tariffs and global trade policies on the cost of our products, (9) our manufacturing capacity and operations may not be appropriate for future levels of demand, (10) our reliance on a small number of customers for a significant portion of our revenues, and (11) the risk that we may be unable to protect our proprietary technology and intellectual property rights. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Vancouver, Washington, nLIGHT employs over 1,200 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
VP, Corporate Development and Investor Relations
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Products	$51,117	$43,814	$133,151	$133,723
Development	10,615	—	23,934	—
Total revenue	61,732	43,814	157,085	133,723
Cost of revenue:
Products	34,645	30,852	95,142	91,376
Development	9,927	—	22,226	—
Total cost of revenue(1)	44,572	30,852	117,368	91,376
Gross profit	17,160	12,962	39,717	42,347
Operating expenses:
Research and development(1)	11,126	6,402	29,136	19,318
Sales, general, and administrative(1)	10,010	7,256	27,343	23,972
Total operating expenses	21,136	13,658	56,479	43,290
Loss from operations	(3,976)	(696)	(16,762)	(943)
Other income (expense):
Interest income (expense), net	(96)	665	122	2,155
Other income, net	477	90	63	3
Income (loss) before income taxes	(3,595)	59	(16,577)	1,215
Income tax expense (benefit)	(1,485)	837	(162)	3,383
Net loss	$(2,110)	$(778)	$(16,415)	$(2,168)
Net loss per share, basic	$(0.05)	$(0.02)	$(0.43)	$(0.06)
Net loss per share, diluted	$(0.05)	$(0.02)	$(0.43)	$(0.06)
Shares used in per share calculations:
Basic	38,558	37,262	38,195	37,005
Diluted	38,558	37,262	38,195	37,005

(1)Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of revenues	$505	$340	$1,189	$816
Research and development	2,545	424	6,602	1,693
Sales, general, and administrative	3,633	315	8,692	2,860
	$6,683	$1,079	$16,483	$5,369

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$110,152	$117,252
Accounts receivable, net	23,452	27,126
Inventory	53,432	46,131
Prepaid expenses and other current assets	12,996	8,084
Total current assets	200,032	198,593
Restricted cash	291	41
Lease right-of-use assets	11,428	—
Property and equipment, net	42,365	27,747
Intangible assets, net	9,088	10,006
Goodwill	12,503	9,872
Other assets, net	4,681	3,707
Total assets	$280,388	$249,966

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,403	$12,700
Accrued liabilities	14,663	11,605
Deferred revenue	2,124	679
Lease liabilities	2,347	—
Current portion of long-term debt	142	51
Total current liabilities	43,679	25,035
Non-current income taxes payable	7,219	6,429
Long-term lease liabilities	9,397	—
Long-term debt	205	—
Other long-term liabilities	3,796	1,894
Total liabilities	64,296	33,358
Stockholders' equity:
Common stock - par value	15	15
Additional paid-in capital	351,703	336,732
Accumulated other comprehensive loss	(1,757)	(2,685)
Accumulated deficit	(133,869)	(117,454)
Total stockholders’ equity	216,092	216,608
Total liabilities and stockholders’ equity	$280,388	$249,966

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(16,415)	$(2,168)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,614	4,859
Amortization	4,319	1,935
Reduction in carrying amount of right-of-use assets	2,162	—
Provision for losses on accounts receivable	84	58
Stock-based compensation	16,483	5,369
Gain on disposal of assets	—	(7)
Changes in operating assets and liabilities:
Accounts receivable, net	4,094	(2,836)
Inventory	(6,411)	(11,055)
Prepaid expenses and other current assets	(4,753)	2,590
Other assets	(2,418)	(2,670)
Accounts payable	10,565	3,290
Accrued and other long-term liabilities	1,494	(1,337)
Deferred revenues	1,405	(259)
Lease liabilities	(2,120)	—
Non-current income taxes payable	591	337
Net cash provided by (used in) operating activities	14,694	(1,894)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(168)	—
Purchases of property, plant and equipment	(19,395)	(8,943)
Capitalization of patents	(717)	(1,064)
Proceeds from sale of assets	—	19
Net cash used in investing activities	(20,280)	(9,988)
Cash flows from investing activities:
Proceeds from term loan	15,000	—
Principal payments on term loans and financing leases	(15,126)	(67)
Proceeds from employee stock plan purchases	685	762
Proceeds from stock option exercises	1,117	1,032
Tax payments related to stock award issuances	(3,314)	(489)
Net cash provided by (used in) financing activities	(1,638)	1,238
Effect of exchange rate changes on cash	373	29
Net decrease in cash, cash equivalents and restricted cash	(6,851)	(10,615)
Cash, cash equivalents and restricted cash, beginning of period	117,294	149,520
Cash, cash equivalents and restricted cash, end of period	$110,443	$138,905
Supplemental disclosures:
Cash received for interest	$312	$2,265
Cash paid for income taxes	1,015	1,741
Accrued purchases of property, equipment and patents	1,294	1,275
Accrued acquisition consideration	1,390	—
Supplemental disclosure of noncash investing and financing activities:
Right-of-use assets obtained in exchange for lease liabilities	$13,470	$—

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(2,110)	$(778)	$(16,415)	$(2,168)
Income tax expense (benefit)	(1,485)	837	(162)	3,383
Other income, net	(477)	(90)	(63)	(3)
Interest (income) expense, net	96	(665)	(122)	(2,155)
Depreciation and amortization	3,504	2,313	9,933	6,794
Stock-based compensation	6,683	1,079	16,483	5,369
Acquisition and integration-related costs	—	—	50	—
Adjusted EBITDA	$6,211	$2,696	$9,704	$11,220

Reconciliation of GAAP to Non-GAAP Net Income, and GAAP to Non-GAAP Net Income per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(2,110)	$(778)	$(16,415)	$(2,168)
Add back:
Stock-based compensation(1)	6,683	1,079	16,483	5,369
Amortization of purchased intangibles	696	—	2,008	—
Acquisition and integration-related costs	—	—	50	—
Non-GAAP net income	5,269	301	2,126	3,201

GAAP weighted average shares outstanding	38,558	37,262	38,195	37,005
Participating securities	629	444	508	271
Non-GAAP weighted average number of shares, basic	39,187	37,706	38,703	37,276
Dilutive effect of common stock equivalents	4,290	4,016	4,112	4,358
Non-GAAP weighted average number of shares, diluted	43,477	41,722	42,815	41,634

Non-GAAP net income per share, basic	$0.13	$0.01	$0.05	$0.09
Non-GAAP net income per share, diluted	$0.12	$0.01	$0.05	$0.08
(1) There is no income tax effect related to the stock-based compensation adjustment due to the full valuation allowance in the U.S.